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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the Black Beauty Coal Company 401(k) Plan of our report dated January 18, 2003, with respect to the consolidated financial statements and schedule of Peabody Energy Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

                                     ERNST & YOUNG LLP

                                     /s/ Ernst & Young LLP

St. Louis, Missouri
September 29, 2003